Confidential Investor Presentation March 2021

Forward-Looking Statements 2 This presentation contains certain “forward-looking statements,” as that term is defined in the U.S. federal securities laws. In addition, from time to time, Home Point Capital Inc. (“we,” “our,” “us” or the “Company”) or its representatives have made, or may make, forward-looking statements orally or in writing. These forward-looking statements include, but are not limited to, statements other than statements of historical facts, including among others, statements relating to the Company’s future financial performance, the Company’s business prospects and strategy, anticipated financial position, liquidity and capital needs, the industry in which the Company operates and other similar matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should” and the negative of these terms or other comparable terminology often identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those contemplated include, among others: the spread of the COVID-19 outbreak and severe disruptions in the U.S. and global economy and financial markets it has caused; our reliance on our financing arrangements to fund mortgage loans and otherwise operate our business; the dependence of our loan origination and servicing revenues on macroeconomic and U.S. residential real estate market conditions; counterparty risk; the requirement to make servicing advances that can be subject to delays in recovery or may not be recoverable in certain circumstances; competition for mortgage assets that may limit the availability of desirable originations, acquisitions and result in reduced risk-adjusted returns; our ability to continue to grow our loan origination business or effectively manage significant increases in our loan production volume; competition in the industry in which we operate; our success and growth of our production and servicing activities and the dependence upon our ability to adapt to and implement technological changes; the effectiveness of our risk management efforts; our ability to detect misconduct and fraud; any cybersecurity risks, cyber incidents and technology failures; our vendor relationships; our failure to deal appropriately with various issues that may give rise to reputational risk, including legal and regulatory requirements; exposure to new risks and increased costs as a result of initiating new business activities or strategies or significantly expanding existing business activities or strategies; the impact of changes in political or economic stability or by government policies on our material vendors with operations in India; the impact of interest rate fluctuations; risks associated with hedging against interest rate exposure; the impact of any prolonged economic slowdown, recession or declining real estate values; risks associated with financing our assets with borrowings; risks associated with a decrease in value of our collateral; the dependence of our operations on access to our financing arrangements; risks associated with the financial and restrictive covenants included in our financing agreements; risks associated with higher risk loans that we service; risks associated with derivative financial instruments; our ability to foreclose on our mortgage assets in a timely manner or at all; our ability to obtain and/or maintain licenses and other approvals in those jurisdictions where required to conduct our business; legislative and regulatory changes that impact the mortgage loan industry or housing market; and changes in regulations or the occurrence of other events that impact the business, operations or prospects of government agencies or such changes that increase the cost of doing business with such entities. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect the Company’s business, including those described in documents filed from time to time by the Company with the Securities and Exchange Commission. Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date thereof. Except as required under applicable law, the Company does not assume any obligation to update these forward-looking statements.

Home Point Capital at a Glance 3 Among the largest U.S. residential mortgage originators and servicers Founded in 2015; completed IPO in February 2021 (Nasdaq: HMPT) Headquartered in Ann Arbor, Michigan; ~4,000 employees Primary focus on Wholesale mortgage broker channel Differentiated business model built to deliver growth and sustainability

4 Balanced, capital-efficient business model allows for consistent growth and strong returns in all interest rate environments2 In-house servicing and customer retention maximize value of customer4 “We Care” culture committed to all of our stakeholders – customers, associates, partners and shareholders5 Technology and process-focused strategy drives ability to further scale3 Platform designed to take advantage of growing wholesale market with a focus on scalability1 A Different, Better Kind of Mortgage Company

Home Point Capital by the Numbers $62bn 2020 Funded Origination Volume 8.2% Q4’2020 Wholesale Channel Market Share2 ~360k Servicing Customers $607mm 2020 Net Income 44% 2020 Net Margin 5 #7 Non-Bank Mortgage Originator1 ~6,000 Third-Party Origination Relationships #3 Wholesale Lender1 (1) Source: Inside Mortgage Finance. As of December 2020. (2) Wholesale channel share calculated as Home Point Capital’s wholesale originations dollar value divided by the total wholesale originations in the United States per Inside Mortgage Finance.

Platform Built to Support Sustainable Growth 6 Significant Market Share Expansion in Highest Growth Channel Opportunistically Building Scale Through Lowest Cost Customer Acquisition Channel Managing Customer Relationship and Experience Through Home Ownership Platform (“HOP”) Rapid Growth in Number of High Margin Retention Opportunities Digital Strategy to Capture Lifetime Customer Value

Our Mission is to Create Financially Healthy, Happy Homeowners 7 Culture is the foundation of our long- term sustainability Our goal is to positively impact all our constituents – our customers, associates, partners and shareholders We believe there is nothing more important than taking care of family We have established 11 “We Care Programs” that grow as we identify ways to support our teams During COVID-19, we have actively deployed resources to assist our associates, customers, and communities

Massive Addressable Market Residential mortgage is the largest class of consumer debt in the United States, with $10.4 trillion of total mortgage debt outstanding, or ~71% of total consumer debt1 8 ~$2.0tn Annual originationvolume since 20002 ~$1.5tn Annual purchase volume growing with GDP2 $14.6 trillion Total Consumer Debt $1.6 trillion1 Student Loan Debt (11%) $1.4 trillion1 Auto Loan Debt (10%) $0.8 trillion1 Credit Card Debt (5%) $0.4 trillion1 Other Debt (3%) 1 Federal Reserve Bank of New York. Data as of December 31, 2020. 2 Inside Mortgage Finance. 3MBA Mortgage Finance Forecast, March 2021. $10.4 trillion1 Mortgage Debt (71%) ~$3.2tn 2021 projected market origination volume3

Well-Positioned in Rapidly Growing Channel 9 Efficient and Personalized Consumer Experience 1 Best Workplace for Loan Officer 2 Low Fixed Cost; Significant Economies of Scale 3 Benefits of the Wholesale Channel Wholesale Market Share of Total Originations1 14.6% 16.3% 17.1% 19.8% 17.4% 2016 2017 2018 2019 2020 Advantages of Home Point’s Model Home Point Wholesale Channel Market Share2 4.5% 4.7% 6.2% 7.3% 8.2% Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 1.8x Local Sales Force No Channel Conflict Differentiated Servicing Strategy 1 2 3 (1) Wholesale channel market share as a percentage of total originations. Total annual origination volume used to determine market share excludes correspondent origination volume Source: Inside Mortgage Finance. (2) Wholesale channel share calculated as Home Point Capital’s wholesale originations dollar value divided by the total wholesale originations in the United States per Inside Mortgage Finance.

Value Proposition Drives Broker Partner Growth

Home Point's Differentiated Approach

- Best-in-class, localized sales coverage
- Market-level expertise in sales and fulfillment drives certainty and execution
- In-house servicing promotes positive customer experience
- "Customer for Life" approach to loan retention reinforces loyalty

Significant Opportunity for Market Share Gains



>12,000
Overall Market Active Brokerages
~75%
Top Wholesale Originator Broker Network[1]
~40%
Home Point Approved Brokers
~20%
Home Point Active Brokers[2]

Note: Broker partner represents a brokerage business that includes multiple broker employees. [1] Represents estimated broker network for the largest wholesale lender as of FY2020. [2] Active defined as number of brokers with whom Home Point has completed a transaction within past 12 months.

Home Point Capital
10

Accelerating Growth in Wholesale Channel 11 Growth in Overall Wholesale Channel Efficient Onboarding Optimizes Broker Growth Growing Broker Wallet Share Expanding Home Point Partner Network

Strategic Benefits of Correspondent & Direct Channels $5.1 $10.2 $21.3 2018 2019 2020 ($bn) 451 537 604 Correspondent Partners 12 Direct Channel Funded Volume $ 0.5 $ 2.8 2019 2020 Correspondent Channel Funded Volume Flexibility to ramp quickly based on market conditions Leverage our scale in servicing and expertise in MSRs Acquire closed loans from network of 600+ correspondent partners Low cost source of customer acquisition ($bn) No conflict with our wholesale broker relationships Growing retention rate supports “Customer for Life” strategy Customers sourced from correspondent pipeline Began operations in 2019 Correspondent Channel Direct Channel #

13 Integral component to maximize the lifetime value of Home Point’s customers Control of customer experience throughout loan lifecycle, driving improved retention Enhances broker relationships as we collectively work towards Customers for Life Compelling economic model; provides meaningful hedge in rising rate environment Servicing Platform Growth (End of Period UPB) $41 $53 $91 2018 2019 2020 ($bn) 189,513 236,362 Number of Loans Serviced: 359,323 In-House Servicing Provides Market Advantage 2.2x

Componentized Technology Platform Integration of best-in-class third-party providers with internally developed software provides a scalable infrastructure with enhanced flexibility 14 • We build proprietary software to create differentiation ✓ Homeownership Platform ✓ Broker Portal • We leverage industry leading core systems providers ✓ Loan Origination System ✓ Servicing Platform • We utilize state of the art, low code tools to enhance functionality and efficiency ✓ Rules Engine ✓ Workflow Engine • Flexibility to swap in and out of components • Quickly adapt to evolving technology • Greater control over development • Larger available workforce • Lower maintenance and fixed costs • Focus on advancing data driven strategies and connectivity • Avoid legacy code maintenance and tech debt

Technology Supports “Customer for Life” Strategy 15 Origination ServicingPartner Portal Wholesale Brokers Direct Loan Officers Borrowers CUSTOMER FOR LIFE CUSTOMER FOR LIFE Borrowers 360,000+ Servicing Customers Home Ownership Platform (“HOP”)Correspondent Lenders Borrower relationships are enhanced through our Home Ownership Platform (“HOP”) Broker and Correspondent Partner interactions are managed through our loan submission system: The Point HOP provides a curated borrower experience, facilitates frequent touchpoints with our servicing team and minimizes our cost to service per loan

16 Record origination volume: $62 billion in 2020; $24 billion in the fourth quarter of 2020 Fourth Quarter 2020 Highlights & Recent Developments Fourth Quarter 2020 & Full Year Highlights Fourth quarter net income of $184 million; 2020 net income of $607 million Increased wholesale channel market share to 8.2% in Q4’20 from 4.5% in Q4’191 Nearly 360,000 servicing customers at end of 2020, up 52% from year-end 2019 Completed initial public offering (NASDAQ: HMPT) on February 2, 2021 Issued $550 million in inaugural senior unsecured notes offering on January 19, 2021 Planning regular quarterly cash dividend of $0.15 per share beginning with Q2’21 (payment expected to be during Q3’21) Recent Developments (1) Source: Inside Mortgage Finance.

Net Income ($mm) Record Performance Across the Platform in 2020 17 Total Revenue ($mm) Origination Funded Volume ($bn) Mortgage Servicing $8 $24 $22 $62 Q4'19 Q4'20 2019 2020 $97 $455 $200 $1,377 Q4'19 Q4'20 2019 2020 $16 $185 ($29) $607 Q4'19 Q4'20 2019 2020 236 359 2019 2020 2019 2020 2.8x 6.7x $53 $91 1.7x Customers (‘000) Portfolio UPB ($bn) Wholesale Channel Market Share1 4.5% 8.2% 7.0% Q4'19 Q4'20 2019 2020 3.5% 2.0x (1) For each period, overall share calculated as the Company’s originations dollar value divided by the total residential originations in the United States per Inside Mortgage Finance, a third-party provider of residential mortgage industry news and statistics. For each period, wholesale channel share calculated as the Company’s wholesale originations dollar value divided by the total wholesale originations in the United States per Inside Mortgage Finance.

Fourth Quarter and 2020 Financial Results

($mm, except per share values)	For the quarter ended			For the year ended 12/31	
	12/31/2020	9/30/2020	12/31/2019	2020	2019
Gain on loans, net	$ 422.2	$ 503.3	$ 64.0	$ 1,384.9	$ 199.5
Loan fee income	35.5	28.2	12.3	96.1	32.1
Loan servicing fees	54.3	48.4	40.2	188.2	144.2
Change in FV of MSR	(54.7)	(66.7)	(22.0)	(285.3)	(173.1)
Other income (loss)	(2.2)	(2.8)	2.3	(6.7)	(3.0)
Total revenue, net	**455.1**	**510.4**	**96.8**	**1,377.2**	**199.7**
Total Expenses	224.2	163.0	76.2	588.6	241.1
Pre-tax income (loss)	230.9	347.4	20.6	788.6	(41.4)
Income tax expense (benefit)	49.2	93.3	4.6	198.5	(9.5)
Income from equity method investment	2.8	9.9	0.1	16.9	2.7
Net income (loss)	**$ 184.5**	**$ 264.0**	**$ 16.1**	**$ 607.0**	**$ (29.2)**
Net margin	***41%***	***52%***	***17%***	***44%***	***NM***
Basic and diluted earnings per share[1]:					
Basic net income (loss)/share	$ 1.33	$ 1.90	$ 0.12	$ 4.45	$ (0.21)
Diluted net income (loss)/share	1.32	1.89	0.12	4.42	(0.21)
Basic wghtd. avg. shrs out. (mm)	138.9	138.8	138.9	136.4	138.9
Diluted wghtd. avg. shrs out. (mm)	140.3	139.7	138.9	137.2	138.9

(1) On January 21, 2021, Home Point Capital effected a stock split of its outstanding common stock pursuant to which the 100 outstanding shares were split into 1,388,601.11 shares each, for a total of 136,860,103 shares of outstanding common stock. As a result, all amounts relating to per share amounts have been retroactively adjusted to reflect this stock split.

- Total revenue in the fourth quarter of $455 million more than quadrupled year-over-year versus $97 million, driven by increased origination volumes and a higher gain on sale margin. and declined 11% from $510 million in the third quarter of 2020 primarily due to a lower gain on sale margin
- Total revenue in 2020 of nearly $1.4 billion increased from $200 million in the prior year, driven by net gain on loans and loan servicing fees, partially offset by change in the fair value of MSRs
- Fourth quarter 2020 net income of $185 million compared to $16 million year-over-year and $264 million in the third quarter of 2020
- Net income of $607 million in 2020 compared to a net loss of $29 million in 2019

Home Point Capital

18

Sequential Volume Growth Across All Channels


Wholesale Funded Volume
($bn)
$4.5
$4.9
$7.8
$11.0
$14.1
Q4'19
Q1'20
Q2'20
Q3'20
Q4'20


Correspondent Funded Volume
($bn)
$3.5
$2.9
$3.5
$6.3
$8.6
Q4'19
Q1'20
Q2'20
Q3'20
Q4'20


Direct Funded Volume
($bn)
$0.2
$0.3
$0.4
$0.9
$1.2
Q4'19
Q1'20
Q2'20
Q3'20
Q4'20

- Wholesale funded volume of $14.1 billion in the fourth quarter of 2020, up 28% from the prior quarter and more than 2x year-over-year
  - Fourth quarter 2020 wholesale market share of 8.2%[1]
  - Market share of 7.0% in the wholesale channel in 2020, doubling wholesale share of 3.5% in 2019[1]
  - Growth in *wholesale channel* driven by differentiated business model focused on building broker partnerships, maintaining localized, in-market sales coverage, and delivering continuous process and technology enhancements
- Correspondent volume of $8.6 billion in the fourth quarter of 2020, up 37% from the third quarter and up 146% year-over-year
  - *Correspondent channel* provides opportunistic source of low-cost customer acquisition
- Direct volume of $1.2 billion in the fourth quarter of 2020, up 33% from the prior quarter and up five times versus year-ago quarter
  - Direct channel established in 2019 to focus on retention, and does not conflict with wholesale broker relationships

(1) Source: Inside Mortgage Finance.

Home Point Capital

19

Origination Segment Highlights

($mm)	For the quarter ended			For the year ended 12/31	
	12/31/2020	9/30/2020	12/31/2019	2020	2019
Gain on loans, net	$ 422.2	$ 503.3	$ 64.8	$ 1,385.0	$ 200.6
Loan fee income	35.5	28.2	12.3	96.1	32.1
Loan servicing fees	(1.5)	0.2	(0.4)	(3.5)	(0.8)
Interest income, net	(0.2)	0.3	0.5	1.6	2.7
Total Origination segment revenue	**456.0**	**532.0**	**77.2**	**1,479.2**	**234.6**
Directly attributable expense	(153.6)	(107.4)	(48.1)	(385.0)	(145.1)
Contribution margin	**$ 302.4**	**$ 424.6**	**$ 29.1**	**$ 1,094.2**	**$ 89.5**
Key Performance Indicators					
Origination Volume by Channel					
Wholesale	$ 14,130	$ 10,984	$ 4,542	$ 37,902	$ 11,565
Correspondent	8,576	6,281	3,539	21,273	10,215
Direct	1,249	855	196	2,826	487
Total Originations	$ 23,955	$ 18,120	$ 8,277	$ 62,001	$ 22,267
Gain on sale margin (bps)[1]	176	278	77	223	90
Market Share for the period ended[2]:					
Overall share of origination market	1.9%	1.6%	1.1%	1.5%	1.0%
Share of wholesale channel	8.2%	7.3%	4.5%	7.0%	3.5%
Origination Volume by Purpose:					
Purchase	29.5%	29.0%	44.3%	30.9%	50.6%
Refinance	70.5%	71.0%	55.7%	69.1%	49.4%
Third Party Partners:					
Number of Broker Partners	5,372	4,921	3,085	5,372	3,085
Number of Correspondent Partners	604	594	537	604	537

(1) Calculated as gain on sale, net, divided by Origination volume.

(2) For each period, overall share calculated as the Company's originations dollar value divided by the total residential originations in the United States per Inside Mortgage Finance, a third party provider of residential mortgage industry news and statistics. For each period, wholesale channel share calculated as the Company's wholesale originations dollar value divided by the total wholesale originations in the United States per Inside Mortgage Finance.

- Fourth quarter origination segment revenue of $456 million increased nearly six-fold versus $77 million in the fourth quarter of 2019 and declined 14% from $532 million in the third quarter of 2020
- Origination segment revenue in 2020 of $1.5 billion up substantially from $235 million in the prior year, driven by volume growth across all channels
- Fourth quarter contribution margin of $302 million compared to $29 million year-over-year and $425 million in the third quarter of 2020
- 2020 contribution margin of $1.1 billion increased more than ten-fold versus $90 million in the prior year
- During FY2020, significantly broadened third party partner relationships by 74%, adding 2,354 net new relationships during the year, bringing the total to 5,976 at year-end

Home Point Capital

20

Servicing Segment Highlights

($mm)	For the quarter ended			For the year ended 12/31	
	12/31/2020	9/30/2020	12/31/2019	2020	2019
Gain on loans, net	$ -	$ -	$ (0.8)	$ -	$ (1.1)
Loan servicing fees	55.8	48.1	40.5	191.7	145.1
Change in fair value of MRSs	(54.7)	(66.7)	(22.0)	(285.3)	(173.1)
Interest income, net	0.3	0.6	5.6	7.4	18.9
Other income	0.1	0.1	-	0.3	-
Total Servicing segment revenue	**1.5**	**(17.9)**	**23.3**	**(85.9)**	**(10.2)**
Change in MSR due to val., net of hedge	(17.2)	11.8	(10.4)	81.1	74.5
Directly attributable expense	(18.3)	(13.9)	(9.8)	(61.0)	(39.6)
Contribution margin	**$ (34.0)**	**$ (20.0)**	**$ 3.1**	**$ (65.8)**	**$ 24.7**
Key Performance Indicators					
Mortgage Servicing					
MSR servicing portfolio - UPB	$ 91,483	$ 73,951	$ 52,601	$ 91,483	$ 52,601
Servicing portfolio - Units	359,323	307,236	236,362	359,323	236,362
60+ days delinquent, incl. forbearance	4.4%	6.6%	1.7%	4.4%	1.7%
60+ days delinquent, excl. forbearance	1.5%	2.6%	NA	1.5%	NA
MSR multiple	2.9x	2.6x	3.4x	2.9x	3.4x

- Servicing portfolio customers of nearly 360,000 at the end of 2020 increased 52% versus the prior year and 17% compared to the third quarter of 2020
- Loan servicing fees of $56 million in the fourth quarter of 2020 grew 37% year-over-year and 15% from the third quarter of 2020
- Loan servicing fees in 2020 of $192 million increased 32% versus the prior year
- For the fourth quarter and full year 2020 servicing segment contribution margins were $(34) million and $(66) million, respectively, primarily as a result of a change in the fair value of MSRs
- Decline in fair value of MSRs of $55 million for the fourth quarter and $285 million for 2020 driven by higher prepayments, partially offset by gains from hedging

Home Point Capital
21

Balance Sheet Highlights 22 • $281 million of available liquidity at year-end 2020, including $165 million of cash and cash equivalents • MSR balance of $749 million at year-end 2020, up 30% from year-end 2019 • Total assets of $7.4 billion at year-end 2020, up 2.5x from year-end 2019 • Book value increased 126% year-over-year to $928 million at year-end 2020 • Ongoing focus on expanding MSR financing and warehouse lines – Total warehouse capacity of $4.2 billion at year-end 2020, up from $1.7 billion at year-end 2019 • Subsequent to year-end 2020, continued to enhance capitalization and liquidity profile with completion of $550 million senior unsecured notes issuance – Portion of proceeds used to partially pay down MSR line Summary Balance Sheet ($mm) 12/31/2020 9/30/2020 12/31/2019 Assets: Cash and cash equivalents 165.2$ 271.5$ 30.6$ Mortgage loans held for sale (at fair value) 3,301.7 2,281.8 1,554.2 Mortgage servicing rights (at fair value) 748.5 583.3 575.0 Other assets 3,131.5 3,409.4 697.8 Total assets 7,378.6$ 6,587.9$ 2,908.8$ Liabilities and Shareholders' Equity: Warehouse lines of credit 3,005.4$ 2,092.5$ 1,478.2$ Term debt and other borrowings, net 454.0 374.1 425.0 Other liabilities 2,991.7 3,378.6 595.3 Total liabilities 6,451.1 5,845.2 2,498.5 Shareholders' Equity: Additional paid in capital 519.5 519.2 454.9 Retained earnings (accumulated deficit) 408.0 223.6 (44.5) Total shareholders' equity 927.5 742.7 410.3 Total liabilities and shareholders' equity 7,378.6$ 6,587.9$ 2,908.8$ As of

23 Balanced, capital-efficient business model allows for consistent growth and strong returns in all interest rate environments2 In-house servicing and customer retention maximize value of customer4 “We Care” culture committed to all of our stakeholders – customers, associates, partners and shareholders5 Technology and process-focused strategy drives ability to further scale3 Platform designed to take advantage of growing wholesale market with a focus on scalability1 A Different, Better Kind of Mortgage Company

24 Appendix

Detailed Income Statement 25 ($mm, except per share values) 12/31/2020 9/30/2020 12/31/2019 2020 2019 Gain on loans, net 422.2$ 503.3$ 64.0$ 1,384.9$ 199.5$ Loan fee income 35.5 28.2 12.3 96.1 32.1 Interest income 17.8 14.7 16.7 60.2 51.8 Interest expense (21.7) (17.6) (16.0) (69.6) (57.9) Interest income (expense), net (3.9) (2.9) 0.7 (9.4) (6.1) Loan servicing fees 54.3 48.4 40.2 188.2 144.2 Change in FV of MSR (54.7) (66.7) (22.0) (285.3) (173.1) Other income 1.7 0.1 1.6 2.7 3.2 Total revenue, net 455.1 510.4 96.8 1,377.2 199.8 Compensation and benefits 151.8 117.2 51.6 403.2 156.2 Loan expense 16.8 11.9 5.4 45.4 15.6 Loan servicing expense 8.0 6.5 5.1 30.8 20.9 Occupancy and equipment 9.0 7.0 4.2 26.0 16.8 General and administrative 24.1 12.1 6.7 52.5 21.4 Depreciation and amortization 1.3 1.3 1.5 5.5 5.9 Other expense 13.2 7.1 1.5 25.3 4.3 Total Expenses 224.2 163.1 76.0 588.6 241.1 Pre-tax income 230.9 347.3 20.8 788.6 (41.3) Pre-tax margin 51% 68% 21% 57% NM Income tax expense (benefit) 49.2 93.3 4.6 198.6 (9.5) Income from equity method investment 2.8 9.9 0.1 16.9 2.7 Net income (loss) 184.5$ 263.9$ 16.3$ 607.0$ (29.1)$ Net margin 41% 52% 17% 44% NM Basic and diluted earnings per share1: Basic net income (loss) per share 1.33$ 1.90$ 0.12$ 4.45$ (0.21)$ Diluted total net income (loss) per share 1.31 1.89 0.12 4.42 (0.21) Basic weighted average common stock outstanding (mm) 138.9 138.8 138.9 136.4 138.9 Diluted weighted average common stock outstanding (mm) 140.3 139.7 138.9 137.2 138.9 Adjusted income statement metrics2: Adjusted revenue 440.6$ 532.1$ 86.6$ 1,475.2$ 276.9$ Adjusted net income 170.9 272.7 8.0 667.7 28.2 Adjusted net margin 39% 51% 9% 45% 10% (2) Non-GAAP measures. See non-GAAP reconciliation for a reconciliation of each measure to the nearest GAAP measure. (1) On January 21, 2021, Home Point Capital effected a stock split of its outstanding common stock pursuant to which the 100 outstanding shares were split into 1,388,601.11 shares each, for a total of 136,860,103 shares of outstanding common stock. As a result, all amounts relating to per share amounts have been retroactively adjusted to reflect this stock split. For the quarter ended For the year ended 12/31

Detailed Balance Sheet 26 ($mm) 12/31/2020 9/30/2020 12/31/2019 Assets: Cash and cash equivalents 165.2$ 271.5$ 30.6$ Restricted cash 31.7 41.9 51.1 Cash and cash equivalents and Resticted cash 196.9 313.4 81.7 Mortgage loans held for sale (at fair value) 3,301.7 2,281.8 1,554.2 Mortgage servicing rights (at fair value) 748.5 583.3 575.0 Property and equipment, net 21.7 18.6 12.1 Accounts receivable, net 152.8 79.3 57.9 Derivative assets 334.3 314.8 40.5 Goodwill and intangibles 10.8 11.1 11.9 GNMA loans eligible for repurchase 2,524.2 2,919.9 499.2 Other assets 87.6 65.7 76.2 Total assets 7,378.6$ 6,587.9$ 2,908.8$ Liabilities and Shareholders' Equity: Warehouse lines of credit 3,005.4$ 2,092.5$ 1,478.2$ Term debt and other borrowings, net 454.0 374.1 425.0 Accounts payable and accrued expenses 167.5 269.0 39.7 GNMA loans eligible for repurchase 2,524.2 2,919.9 499.2 Other liabilities 299.9 189.7 56.4 Total liabilities 6,451.1 5,845.2 2,498.5 Shareholders' Equity: Common stock - - - Additional paid in capital 519.5 519.2 454.9 Retained earnings (accumulated deficit) 408.0 223.6 (44.5) Total shareholders' equity 927.5 742.7 410.3 Total liabilities and shareholders' equity 7,378.6$ 6,587.9$ 2,908.8$ As of

Non-GAAP to GAAP Reconciliations 27 RECONCILIATION OF ADJUSTED REVENUE TO TOTAL REVENUE, NET ($mm) 12/31/2020 9/30/2020 12/31/2019 2020 2019 Total revenue, net 455.1$ 510.4$ 96.8$ 1,377.2$ 199.7$ Income from equity method investment 2.8 9.9 0.1 16.9 2.7 Change in fair value of MSR, net of hedge (17.2) 11.8 (10.4) 81.1 74.5 Adjusted revenue 440.6$ 532.1$ 86.6$ 1,475.2$ 276.9$ RECONCILIATION OF ADJUSTED NET INCOME (LOSS) TO TOTAL NET INCOME (LOSS) ($mm) 12/31/2020 9/30/2020 12/31/2019 2020 2019 Total net income (loss) 184.5$ 264.0$ 16.1$ 607.0$ (29.2)$ Change in fair value of MSR, net of hedge (17.2) 11.8 (10.4) 81.1 74.5 Income tax effect of change in fair value of MSR, net of hedge 3.6 (3.1) 2.3 (20.4) (17.1) Adjusted net income (loss) 170.9$ 272.7$ 8.0$ 667.7$ 28.2$ RECONCILIATION OF ADJUSTED NET MARGIN TO NET MARGIN ($mm) 12/31/2020 9/30/2020 12/31/2019 2020 2019 Total revenue, net 455.1$ 510.4$ 96.8$ 1,377.2$ 199.7$ Total net income (loss) 184.5 264.0 16.1 607.0 (29.2) Net margin 41% 52% 17% 44% NM Adjusted revenue 440.6$ 532.1$ 86.6$ 1,475.2$ 276.9$ Adjusted net income 170.9 272.7 8.0 667.7 28.2 Adjusted net margin 39% 51% 9% 45% 10% For the quarter ended For the year ended 12/31 For the quarter ended For the year ended 12/31 For the quarter ended For the year ended 12/31

To provide investors with information in addition to our results as determined under Generally Accepted Accounting Principles (“GAAP”), we disclose Adjusted revenue, Adjusted net Income, and Adjusted net margin as “non-GAAP measures,” which management believes provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income, or any other operating performance measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies. We define Adjusted revenue as Total net revenue exclusive of the impact of the change in fair value of MSRs related to changes in valuation inputs and assumptions, net of MSRs hedge and adjusted for Income from equity method investment. We define Adjusted net income as Net income (loss) exclusive of the impact of the change in fair value of MSRs related to changes in valuation inputs and assumptions, net of MSRs hedge. We exclude changes in fair value of MSRs, net of hedge from each of Adjusted revenue and Adjusted net income (loss) as they add volatility and are not indicative of the Company’s operating performance or results of operation. This adjustment does not include changes in fair value of MSRs due to realization of cash flows, which remain in each of Adjusted revenue and Adjusted net income (loss). Realization of cash flows occurs when cash is collected as customers make scheduled payments, partial prepayments of principal, or pay their mortgage in full. We define Adjusted net margin by dividing Adjusted net income by Adjusted revenue. We believe that Adjusted revenue, Adjusted net Income, and Adjusted net margin can provide useful information to investors and others in understanding and evaluating our operating results. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, or any other operating performance measure calculated in accordance with GAAP and may not be comparable to a similarly titled measure reported by other companies. We believe that the presentation of Adjusted revenue, Adjusted net Income, and Adjusted net margin provides useful information to investors regarding our results of operations because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted revenue, Adjusted net Income, and Adjusted net margin provide indicators of performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. The Company measures the performance of the segments primarily on a contribution margin basis. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures. However, other companies may define Adjusted revenue, Adjusted net Income, and Adjusted net margin differently, and as a result, our measures of Adjusted revenue, Adjusted net Income, and Adjusted net margin may not be directly comparable to those of other companies. 28 Non-GAAP Financial Measures

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